Crouch, Bierwolf & Associates

                                  May 25, 2001



Securities & Exchange Commission
Washington, D.C.

Gentlemen:

         We have been furnished with a copy of the response to Item 4 of the Form 8-K for the event that occurred on May 25, 2001, filed by our former client, Pierce International Discovery, Inc., now known as Emergisoft Holding, Inc. We agree with the statements made in response to that item insofar as they relate to our firm.

                                            Sincerely,



                                             /s/ Crouch, Bierwolf & Associates
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                                                 Crouch, Bierwolf & Associates